Exhibit 99.1

Bridge Investment Group Completes Acquisition of Newbury Partners
to Capitalize on Growing Secondaries Opportunity
SALT LAKE CITY – April 3, 2023 – Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today announced it has completed its previously announced $320.1 million cash acquisition of substantially all of the business of Newbury Partners LLC (“Newbury”), an investment manager that specializes in acquiring limited partnership interests in private equity funds through secondary transactions.
Newbury is a leader in the secondaries market, with a focus on acquiring limited partnership interests in established buyout, growth equity and venture capital funds. Founded in 2006, Newbury has raised over $6.2 billion of capital across five dedicated funds and has invested in over 500 underlying interests on behalf of more than 250 limited partners worldwide. With $4.3 billion in fee-earning AUM as of December 31, 2022, Newbury’s experienced management team has a decades-long track record of investment performance. Newbury has a diverse portfolio, attractive institutional investor base, and a strong competitive position in the secondaries market.
Robert Morse, Executive Chairman of Bridge, said, “This acquisition and our expansion into the attractive secondaries sector further diversifies our strong platform and positions Bridge for accelerated growth. We believe secondary investments are increasing in appeal to a growing group of investors and we are excited to add Newbury’s expertise to our platform.”
Bridge CEO Jonathan Slager added, “We are pleased to complete this strategic acquisition, which is expected to be immediately accretive to Bridge’s core earnings metrics. With our shared investment philosophy, Bridge and Newbury are well positioned to capitalize together on significant opportunities within the growing alternative investment sector, including the opportunity to expand into adjacent secondaries asset classes.”
Richard Lichter, Vice Chairman and Founder of Newbury, said, “We are energized by the opportunities to unlock Newbury’s full potential through this transaction and partnership with Bridge. It is clear that we have a common vision, and we look forward to executing and driving our shared success as part of the Bridge platform.”
Advisors
Latham & Watkins LLP and Kirkland & Ellis LLP served as legal advisors to Bridge on this transaction. Berkshire Global Advisors was financial advisor and Proskauer Rose LLP served as legal advisor to Newbury.
About Bridge Investment Group
Bridge is a leading, alternative investment manager, diversified across specialized asset classes, with approximately $48.5 billion of assets under management as of December 31, 2022, including assets under management related to the acquisition of Newbury Partners which closed on March 31, 2023. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select verticals across real estate, credit, renewable energy and secondaries funds.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements, including statements relating to the expected effects of the transaction with Newbury; the expected benefits of the transaction, including future synergies and growth opportunities; and the future business and prospects of Bridge and Newbury. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward-looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements herein, on the webcast/conference call, or otherwise, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates.
Shareholder Relations:
Bonni Rosen
Bridge Investment Group Holdings Inc.
shareholderrelations@bridgeig.com

Media:
Charlotte Morse
Bridge Investment Group Holdings Inc.
charlotte.morse@bridgeig.com
(877) 866-4540

Jonathan Keehner / Kara Brickman / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449